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                                                                    EXHIBIT (6)












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                                                              [CIBC MELLON LOGO]

CIBC MELLON TRUST COMPANY

320 Bay Street
P.O. Box 1
Toronto, ON M5H 4A8

Tel: 416.643.5000
Fax: 416.643.5570

www.cibcmellon.com


May 8, 2002

     lbrett@osler.com
cc:  jlundy@hydrogenics.com

Nova Scotia Securities Commission                 Securities Commission of Newfoundland and
                                                  Labrador

Alberta Securities Commission                     Saskatchewan Securities Commission

The Manitoba Securities Commission                New Brunswick Securities Commission

The Toronto Stock Exchange                        Ontario Securities Commission

British Columbia Securities Commission            Prince Edward Island Securities Commission

Commission des valeurs Mobilieres du Quebec

Dear Sirs:

RE:  HYDROGENICS CORPORATION

The following items (Files) were sent by prepaid mail to all shareholders of the above-mentioned Company on May 8, 2002.

     X  Proxy
     -
     X  Notice of Meeting/Information Circular
     -
     X  MD & A
     -
     X  Annual Report for the Fiscal Year Ended December 31, 2001
     -
     X  Annual Financial Statement for the Fiscal Year Ended December 31, 2001
     -

However, we have not mailed material to Shareholders in cases where on three consecutive occasions, notices or other documents have been returned undelivered by the Post Office.

The above disclosure document/files are filed with you as Agent for the Company in compliance with the regulations.

Yours very truly,
CIBC MELLON TRUST COMPANY


Jennifer Andersen
Administrator, Client Services
Direct Dial: (416) 643-5564

CIBC Mellon Trust Company is a licensed user of the CIBC and Mellon trademarks.